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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ___________________



                                    FORM 8-K


                                 CURRENT REPORT



                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                        DATE OF REPORT:   JULY 24, 1995

                                   UST CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        MASSACHUSETTS               0-9623                    04-2436093
(State or other jurisdiction (Commission File Number)        (IRS Employer
      of incorporation)                                    Identification No.)



            40 COURT STREET
         BOSTON, MASSACHUSETTS                                   02108
(Address of principal executive offices)                       (Zip Code)



                                 (617) 726-7000
              (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

     (i)    UST Corp. and its Largest Banking Subsidiary Released from
            ----------------------------------------------------------
            Regulatory Agreement and Order
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     On July 21, 1995, UST Corp. was released from the terms of its Written
Agreement originally entered into on August 3, 1992 by the Federal Reserve Bank of Boston and the Office of the Massachusetts Commissioner of Banks (the "Massachusetts Commissioner").

     In addition UST Corp.'s largest banking subsidiary, USTrust was released recently by the Federal Deposit Insurance Corporation ("FDIC") and the Massachusetts Commissioner from the terms of its Cease and Desist Order, originally issued in January 1992. In conjunction with the release of the Order, USTrust's Board of Directors adopted a resolution pursuant to which USTrust agreed, among other matters: (i) to continue to maintain a Tier 1 leverage Capital Ratio of at least 6%; (ii) not to pay a dividend which would cause the Bank's Tier 1 leverage capital ratio to fall below 6%; (iii) to continue to implement plans to reduce nonperforming assets and the aggregate level of insider loans; and (iv) to provide a quarterly progress report to the FDIC and the Massachusetts Commissioner.

     (ii)    Election of Eight Directors
             ---------------------------

     In an unrelated matter, UST Corp. has added eight USTrust Directors to the UST Corp. Board. All currently serve as Directors of USTrust. As a result of the election, all of the outside Directors of USTrust also serve as outside Directors of UST Corp.. The new UST Corp. Directors are:

        ROBERT COARD, Executive Director, Action for Boston Community
                 Development, Inc., Boston, MA
        ALAN K. DERKAZARIAN, D.M.D., Periodontist, Cambridge, MA
        DONALD C. DOLBEN, President, The Dolben Company, Inc., Boston, MA EDWARD GUZOVSKY, Chairman, JWP New England, Milton, MA
        SYDNEY L. MILLER, President, Harry Miller Co., Inc. Boston, MA BARBARA C. SIDELL, Esquire, of Newton, MA
        EDWARD J. SULLIVAN, Clerk of Courts, Middlesex Superior Court,
                 Cambridge, MA
        GORDON M. WEINER, Esquire, of Gloucester, MA

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits

              28.  UST Corp.'s Press Release dated June 30, 1995.

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                                   SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                UST CORP.


                                                /s/ Neal F. Finnegan
                                                _______________________
                                                Neal F. Finnegan
                                                President and
                                                Chief Executive Officer



                                                /s/ Eric R. Fischer
                                                _______________________
                                                Eric R. Fischer
                                                Executive Vice President,
                                                General Counsel and Clerk

Dated:  July 24, 1995

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UST CORP.    N   E   W   S        R   E   L   E   A   S   E


For:  Immediate Release

Contact:  Sheila Celata (617) 726-7120


           UST CORP.  ADDS EIGHT INDIVIDUALS TO BOARD OF DIRECTORS


BOSTON, MASS....June 30, 1995....UST Corp. (NASD: USTB), parent company of
USTrust and United States Trust Company in Massachusetts and UST Bank/Connecticut, today announced that it has elected eight individuals to its
Board of Directors.   All currently serve as Directors of USTrust, the
Company's lead banking subsidiary. As a result of the election, all of the outside Directors of USTrust also serve as outside directors of UST Corp.

          The new UST Corp. Directors are:

          Robert Coard, Executive Director,  Action for Boston Community
            Development, Inc., Boston, Mass.

          Alan K. DerKazarian, D.M.D.,  Periodontist, Cambridge, Mass.

          Donald C. Dolben, President, The Dolben Company, Inc., Boston, Mass.

          Edward Guzovsky, Chairman, JWP New England, Milton, Mass.

          Sydney L. Miller, President, Harry Miller Co., Inc.,  Boston,  Mass.

          Barbara C. Sidell, Esquire, of Newton, Mass.

          Edward J.  Sullivan, Clerk of Courts, Middlesex Superior Court,
            Cambridge, Mass.

          Gordon M. Weiner, Esquire, of Gloucester, Mass.

        "We are pleased to have all the USTrust Directors on the Board of the holding company," said Neal F. Finnegan, UST Corp. President and CEO. "USTrust represents over 90% of UST Corp.'s assets, and all our entities will benefit from the uniformity of policy and consistency of approach that will result from the combination of board membership."

        UST Corp. is a Boston based bank holding company. Through its subsidiaries, the Company provides a broad range of financial services, principally to individuals and privately-held, owner-managed companies in New England. These services include commercial banking, consumer financial services, trust and money management and equipment leasing.

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